Exhibit 99

FOR IMMEDIATE RELEASE

Contact: Menzo D. Case

President and Chief Executive Officer

Seneca-Cayuga Bancorp, Inc.

Generations Bancorp NY, Inc.

Tel. (315) 568-5855

SENECA-CAYUGA BANCORP, INC. ANNOUNCES RESULTS OF

SPECIAL MEETINGS OF STOCKHOLDERS AND MEMBERS

AND PRELIMINARY RESULTS OF GENERATIONS BANCORP NY, INC. STOCK OFFERING

Seneca Falls, New York, December 23, 2020 — Seneca-Cayuga Bancorp, Inc. (the “Company”) (OTC Pink: SCAY), the holding company for Generations Bank (the “Bank”), announced that, at separate meetings held on December 22, 2020, both the stockholders of the Company and the members of The Seneca Falls Savings Bank, MHC, the Company’s parent mutual holding company, approved the Plan of Conversion and Reorganization pursuant to which The Seneca Falls Savings Bank, MHC will convert from the mutual holding company to the stock holding company form of organization.

The Company also reported that the subscription and community offerings of the common stock of Generations Bancorp NY, Inc. (“Generations Bancorp”), the proposed new holding company for the Bank, being undertaken as part of the conversion concluded on December 18, 2020. In the offerings, subject to final regulatory approval, Generations Bancorp has accepted subscriptions for approximately $14.8 million of shares of its common stock.

The completion of the conversion and offering remain subject to customary regulatory approvals and the satisfaction of customary closing conditions. Subject to receipt of those approvals and satisfaction of those conditions, the Company anticipates closing the transaction in the second week of January. Final results of the offering, including the exchange ratio for individuals’ shares of the Company which will be exchanged for shares of Generations Bancorp and the anticipated closing date, will be announced following receipt of all regulatory approvals to complete the transaction.

Information regarding the offering may be obtained by contacting the Stock Information Center at (877) 643-8217. The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time, except bank holidays.

The shares of the Company will continue to be quoted on the OTC Pink Marketplace under the trading symbol “SCAY” through the closing date of the conversion. Following closing, it is anticipated that the shares of Generations Bancorp common stock will be listed on the Nasdaq Capital Market under the trading symbol, “GBNY”.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: conditions relating to the Covid-19 pandemic, including the severity and duration of the associated economic slowdown either nationally or in our market area, that are worse than expected; general economic trends; changes in interest rates; increased competition; changes in consumer demand for financial services; fiscal and monetary policies of the U.S. Government; and changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements.

Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect Generations Bancorp’s and the Company’s financial performance and could cause Generations Bancorp’s and the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Generations Bancorp and the Company do not undertake and specifically decline any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the United States Securities and Exchange Commission.

A registration statement relating to Generations Bancorp’s common stock has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy Generations Bancorp common stock. The offer is made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The shares of common stock of Generations Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.